EXHIBIT 99

SUPERIOR BANCORP’S THIRD QUARTER INCOME INCREASES 78%;
SECOND STOCK REPURCHASE PROGRAM AUTHORIZED

•	Operating earnings of $2.6 million; Operating EPS of $0.07 per share
•	Net income (GAAP) of $1.5 million; EPS of $0.04 per share
•	Second stock repurchase program approved
•	Completed Acquisition of People’s Community Bancshares, Inc. of Sarasota, Florida
•	Opened eight de novo branches in Florida and Northern Alabama since 4Q06
•	Purchased four branch properties in Tampa, Florida
•	Completed Stock Repurchase of 1.0 million shares
•	Restructured $22 million in debt

Birmingham, Alabama, October 29, 2007: Superior Bancorp (NASDAQ: SUPR) announced today a new record level of operating earnings and net income for the third quarter 2007. A reconciliation of operating earnings and net income is provided in the attached selected financial data.

(Dollars in thousands, except per share data)	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Operating earnings (Non-GAAP)	$2,616	$7,152
Operating earnings per common share (Non-GAAP)	0.07	0.20
Net income (GAAP)	1,450	5,717
Net income per common share (GAAP)	0.04	0.16

CEO Stan Bailey stated, “Despite external headwinds of our industry - credit cycle, housing market correction and stock market volatility - we are pleased to report a new record income level for our company. Also, we are focusing on those steps that create shareholder value through deposit growth, franchise expansion and household acquisition.”

Company Performance

Third quarter 2007 operating income excludes the $1.2 million combined after-tax effect of the debt restructuring, ESOP termination and merger-related expenses. Third quarter 2007 net income (GAAP) of $1.5 million represents an increase of 78% compared to net income of $813,000 for the third quarter 2006.

Net income for the first nine months of 2007 of $5.7 million represents a 95% increase in net income as compared to $2.9 million for the first nine months of 2006. Net income for the first nine months includes the $1.4 million combined after-tax effect of the debt restructuring, termination of ESOP and merger-related expenses.

Superior Bancorp’s total assets at September 30, 2007, increased 58% to $2.903 billion, compared to total assets of $1.836 billion at September 30, 2006. Loans, net of unearned interest, increased $782 million, or 62%, to $2.040 billion from $1.258 billion at September 30, 2006. Deposits increased $728 million, or 51%, to $2.150 billion at September 30, 2007 from $1.422 billion at September 30, 2006. The 2006 acquisition of Community Bancshares, Inc. and the 2007 acquisition of People’s Community Bancshares, Inc. contributed an aggregate of approximately $626 million of loans and $675 million of deposits to the balance sheet growth. Excluding acquisitions, Superior grew its loan portfolio approximately 12% and deposits approximately 4% in the trailing twelve months ended September 30, 2007.

Net interest income increased $9.0 million to $19.9 million for the third quarter of 2007 from $10.9 million for the third quarter of 2006. Net interest margin increased to 3.38% for the third quarter of 2007 from 2.94% for the third quarter of 2006. This increase reflects the benefits from the three bank mergers in 2006 and 2007 and our continued realignment of our balance sheet mix.

Credit Quality

With regards to asset quality at September 30, 2007, non-performing assets (“NPAs”) were 1.24% of total loans plus NPAs compared to 0.63% at December 31, 2006. Attributing to the increase in NPAs are the recent bank acquisitions and management’s aggressive collection efforts of two commercial real estate credits totaling approximately $8.4 million. Net loan charge-offs as a percentage of average loans remained stable at 0.20% during the first nine months of 2007 compared to 0.20% for all of 2006. The allowance for loan losses at September 30, 2007 was $22.9 million, or 1.12% of net loans, compared to $18.9 million, or 1.15% of net loans, at December 31, 2006.

Acquisition Completed

Superior Bancorp and People’s Community Bancshares Inc. of Sarasota, Florida consummated their merger on July 27, 2007. The completed combination of People’s Community Bank of the West Coast with Superior Bank, Superior Bancorp’s principal subsidiary, creates a banking franchise totaling $2.9 billion in assets that serves its customers through 66 banking offices from Huntsville, Alabama to Venice, Florida. The Florida component, with approximately $1 billion in assets, has 26 branches from Panama City to Venice.

De Novo Branch Expansion

Regarding the status of Superior Bank’s de novo branch strategy, eight of 20 planned branches have been opened in key Alabama and Florida markets attributing approximately $102 million of core deposits as of September 30, 2007. For the nine-months ended September 30, 2007, non-interest expense associated with the new branches was $2.0 million, or approximately a 2% premium on deposits. Nine new branches are scheduled to open during the fourth quarter of 2007and three branches in early 2008 in Alabama and Florida. Superior Bank will invest approximately $25 to $30 million towards its de novo expansion program.

Share Repurchase

Superior Bancorp completed a repurchase of one million shares in the third quarter of 2007. The Board of Directors has authorized, beginning on or after November 2, 2007, a second repurchase program to purchase up to one million shares of Superior Bancorp’s outstanding common stock. The Board continues to consider an investment in the Corporation’s common stock to be an excellent use of capital in the foreseeable future. The shares may be purchased in open market, negotiated or block transactions. Superior Bancorp does not intend to repurchase any shares from its management team or other insiders. This stock buyback program does not obligate Superior Bancorp to acquire any specific number of shares and may be suspended or discontinued at any time. As of September 30, 2007, Superior Bancorp had approximately 40.3 million shares of its common stock outstanding.

About Superior Bancorp

Superior Bancorp is a $2.9 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a Southeastern community bank. Superior Bank has 66 branches with 40 locations throughout the state of Alabama and 26 locations in Florida. Superior Bank currently has 12 new branches planned for Alabama and Florida during the remainder of 2007 and 2008 in addition to the eight that have opened since November 2006.

Superior Bank operates 20 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services and also has a loan production office in Montgomery, Alabama.

 This press release contains financial information determined by methods other than in accordance with U. S. generally accepted accounting principles (“GAAP”). Superior’s management uses these “non-GAAP” measures in their analysis of Superior’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Superior’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Superior’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that are presented by other companies.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update “forward looking statements.”

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact: Mark Tarnakow, Chief Financial Officer, (205) 327-3608

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of Financial Condition
(Dollars In Thousands)

	September 30,		December 31,
	2007	2006	2006
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$53,399	$32,964	$49,783
Interest bearing deposits in other banks	7,062	7,063	10,994
Federal funds sold	7,536	1,973	25,185
Investment securities available for sale	367,538	306,339	354,716
Tax lien certificates	13,935	7,254	16,313
Mortgage loans held for sale	26,942	18,523	24,433
Loans, net of unearned income	2,039,530	1,257,640	1,639,528
Less: Allowance for loan losses	(22,867)	(13,222)	(18,892)
Net loans	2,016,663	1,244,418	1,620,636
Premises and equipment, net	91,734	66,921	94,626
Accrued interest receivable	17,421	9,801	14,387
Stock in FHLB	17,870	9,372	12,382
Cash surrender value of life insurance	45,219	40,228	40,598
Goodwill and other intangibles	187,289	60,293	129,520
Other assets	50,183	30,949	47,417

Total assets	$2,902,791	$1,836,098	$2,440,990

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$207,383	$119,030	$191,323
Interest-bearing deposits	1,942,654	1,303,413	1,679,518
Total deposits	2,150,037	1,422,443	1,870,841

Advances from FHLB	287,795	146,090	187,840
Federal funds borrowed and security repurchase agreements	21,990	32,464	23,415
Notes payable	8,768	3,597	5,545
Junior subordinated debentures owed to unconsolidated subsidiary trusts	53,831	31,959	44,006

Accrued expenses and other liabilities	33,035	18,661	33,256
Total liabilities	2,555,456	1,655,214	2,164,903

Stockholders' Equity
Common stock, par value $.001 per share; authorized 60,000,000 shares; shares issued 41,491,126, 26,428,942 and 34,732,345, respectively; outstanding 40,282,981, 19,980,261 and 34,651,669, respectively	35	27	35
Surplus	328,371	160,571	253,815
Retained earnings	31,653	24,431	26,491
Accumulated other comprehensive loss	(968)	(2,454)	(1,452)
Treasury stock, at cost	(11,105)	(310)	(716)
Unearned ESOP stock	(651)	(1,381)	(2,086)
Total stockholders' equity	347,335	180,884	276,087

Total liabilities and stockholders' equity	$2,902,791	$1,836,098	$2,440,990

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended		Year Ended
	September 30		September 30		December 31
	2007	2006	2007	2006	2006
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$40,486	$23,366	$109,783	$62,038	$92,659
Interest on investment securities
Taxable	4,271	3,248	12,805	8,757	12,994
Exempt from Federal income tax	276	106	543	273	389
Interest on federal funds sold	91	142	373	229	570
Interest and dividends on other investments	875	596	2,304	1,418	2,165

Total interest income	45,999	27,458	125,808	72,715	108,777

Interest expense
Interest on deposits	21,410	12,653	57,659	30,833	46,511
Interest on FHLB advances and other borrowings	3,617	3,093	9,636	8,212	11,603
Subordinated debentures	1,066	797	3,062	2,338	3,269

Total interest expense	26,093	16,543	70,357	41,383	61,383

Net interest income	19,906	10,915	55,451	31,332	47,394

Provision for loan losses	1,179	550	2,884	1,850	2,500

Net interest income after provision for loan losses	18,727	10,365	52,567	29,482	44,894

Noninterest income
Service charges and fees on deposits	2,090	1,137	5,774	3,417	4,915
Mortgage banking income	970	919	3,052	2,158	2,997
Investment securities gains	-	-	242	-	-
Change in fair value of derivatives	202	6	169	43	374
Increase in cash surrender value of life insurance	481	443	1,381	1,222	1,580
Other income	1,181	315	2,931	1,377	1,945

Total noninterest income	4,924	2,820	13,549	8,217	11,811

Noninterest expenses
Salaries and employee benefits	10,724	6,390	30,959	18,064	26,805
Occupancy, furniture and equipment expense	3,506	1,806	9,650	5,391	7,754
Amortization of intangibles	494	104	1,102	233	442
Extinguishment of debt	1,469	-	1,469	-	-
Merger related costs	103	350	530	350	635
Termination of ESOP	158	-	158	-	-
Subsidiary start-up costs	-	135	-	135	135
Other operating expenses	4,836	3,421	13,504	9,566	14,014

Total noninterest expenses	21,290	12,206	57,372	33,739	49,785

Income before income taxes	2,361	979	8,744	3,960	6,920

Income tax expense	911	166	3,027	1,022	1,923

Net income	$1,450	$813	$5,717	$2,938	$4,997

Basic net income per common share	$0.04	$0.04	$0.16	$0.14	$0.21
Diluted net income per common share	$0.04	$0.04	$0.16	$0.14	$0.21

Weighted average common shares outstanding	38,773	22,234	35,903	20,810	23,409
Weighted average common shares outstanding, assuming dilution	39,082	22,849	36,369	21,444	24,034

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)

	As of and for the Three-Months Ended September 30,		As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2007	2006	2007	2006	2006
Selected Average Balances :
Total assets	$2,739,176	$1,653,429	$2,532,069	$1,512,451	$1,683,325
Loans, net of unearned income	1,921,404	1,135,517	1,745,261	1,050,562	1,159,083
Mortgage loans held for sale	22,848	22,431	24,082	17,410	17,761
Investment securities	353,223	282,330	345,680	261,056	286,733
Total interest-earning assets	2,329,355	1,478,158	2,147,300	1,356,679	1,499,297
Noninterest-bearing deposits	197,977	100,872	185,704	95,376	111,757
Interest-bearing deposits	1,854,482	1,137,232	1,728,865	1,038,102	1,152,017
Advances from FHLB	242,985	197,503	213,109	182,610	191,612
Federal funds borrowed and security repurchase agreements	20,186	34,100	19,287	33,637	32,607
Junior subordinated debentures owed to unconsolidated subsidiary trusts	52,515	31,959	46,790	31,959	33,642
Total interest-bearing liabilities	2,180,567	1,404,409	2,017,899	1,287,596	1,414,290
Stockholders' Equity	327,909	131,163	294,530	114,093	140,827

Per Share Data:
Net income - basic	$0.04	$0.04	$0.16	$0.14	$0.21
- diluted	$0.04	$0.04	$0.16	$0.14	$0.21
Weighted average common shares outstanding - basic	38,773	22,234	35,903	20,810	23,409
Weighted average common shares outstanding - diluted	39,082	22,849	36,369	21,444	24,034
Common book value per share at period end	$8.63	$6.84	$8.63	$6.84	$7.97
Tangible common book value per share at period end	$3.98	$4.56	$3.98	$4.56	$4.23
Common shares outstanding at period end	40,226	26,429	40,226	26,429	34,652

Performance Ratios and Other Data:
Return on average assets(1)	0.21%	0.20%	0.30%	0.26%	0.30%
Return on average stockholders' equity(1)	1.75	2.46	2.60	3.44	3.55
Net interest margin(1)(2)(3)	3.38	2.94	3.43	3.10	3.17
Net interest spread(1)(3)(4)	3.03	2.71	3.10	2.88	2.93
Noninterest income to average assets(1)(5)	0.67	0.67	0.69	0.71	0.66
Noninterest expense to average assets(1)(6)	2.76	2.70	2.85	2.88	2.84
Efficiency ratio (7)	77.13	81.49	78.88	82.52	81.46
Average loan to average deposit ratio	94.73	93.53	92.41	94.22	93.12
Average interest-earning assets to average
interest bearing liabilities	106.82	105.25	106.41	105.37	106.01
Intangible assets - goodwill	$162,075	$55,162	$162,075	$55,162	$114,458
- core deposit intangible ("CDI") and other intangibles	25,214	5,130	25,214	5,130	15,062

Assets Quality Ratios:
Nonaccrual loans	$17,286	$4,032	$17,286	$4,032	$7,773
Accruing loans 90 days or more delinquent	5,923	65	5,923	65	514
Restructured loans	499	208	499	208	305
Other real estate owned and repossessed assets	1,737	1,304	1,737	1,304	1,821
Net loan charge-offs	1,177	654	2,627	1,654	2,316
Allowance for loan losses to nonperforming loans	96.45%	307.15%	96.45%	307.15%	219.88%
Allowance for loan losses to loans, net of unearned income	1.12	1.05	1.12	1.05	1.15
Nonperforming assets("NPA") to loans plus NPA's, net of unearned income	1.25	0.45	1.25	0.45	0.63
NPA's to total assets	0.88	0.32	0.88	0.32	0.43
Nonaccrual loans to loans, net of unearned income	0.85	0.32	0.85	0.32	0.47
Net loan charge-offs to average loans(1)	0.24	0.23	0.20	0.21	0.20
Net loan charge-offs as a percentage of:
Provision for loan losses	99.83	118.91	91.09	89.41	92.64
Allowance for loan losses(1)	20.42	19.62	15.36	16.72	12.26

(1)- Annualized for the three- and nine-month periods ended September 30, 2007 and 2006.

(2)-Net interest income divided by average earning assets.

(3)-Calculated on a taxable equivalent basis.

(4)-Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(5)-Noninterest income has been adjusted for such as change in fair value of derivatives and investment security gains(losses).

(6)-Noninterest expense has been adjusted for CDI amortization, extinguishment of debt, termination of ESOP, merger related costs, management separation costs, losses on other real estate and the loss on sale of assets,

(7)-Efficiency ratio is calculated by dividing noninterest expense, adjusted for CDI amortization, merger related costs, extinguishment of debt, termination of ESOP, management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for changes in fair values of derivatives and investment security gains (losses), plus net interest income on a fully tax equivalent basis.

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

	For the Three-Month Period Ended	For the Nine-Month Period Ended
Reconciliation Table	September 30, 2007	September 30, 2007
Net income (GAAP)	$1,450	$5,717
Merger-related items, net of tax	65	334
Extinguishment of debt, net of tax	925	925
ESOP termination, net of tax	100	100
Other non operating loss, net of tax	76	76

Operating earnings (non-GAAP)	$2,616	$7,152

	As of
	September 30, 2007	September 30, 2006	December 31, 2006
Total stockholders' equity (GAAP)	$347,335	$180,884	$276,087
Intangible assets (GAAP)	187,289	60,293	129,520
Total tangible equity (non-GAAP)	$160,046	$120,591	$146,567

Other Financial Data of Subsidiary	For the Three-Month Period Ended		For the Nine-Month Period Ended
(Superior Bank)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Net income	$3,700	$1,514	$10,144	$5,272
Total stockholders equity	389,468	201,113	389,468	201,113
Return on average assets(1)	0.54%	0.36%	0.54%	0.48%
Return on average stockholders' equity(1)	4.01%	4.60%	4.14%	6.19%
Return on average tangible equity(1)	7.37%	6.95%	7.29%	6.94%

(1) Annualized.